Exhibit 21

Subsidiaries of Radian Group Inc.

Radian Asset Securities Inc. (Delaware domiciled wholly owned subsidiary of Radian Group Inc.)
Radian Mortgage Reinsurance Company (Vermont domiciled wholly owned subsidiary of Radian Group Inc.)
Radian MI Services Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian Group Inc.)
Radian Insurance Services LLC (Pennsylvania domiciled wholly owned subsidiary of Radian MI Services Inc.)
Enhance Financial Services Group Inc. (New York domiciled wholly owned subsidiary of Radian Group Inc.)
Commonwealth Mortgage Assurance Company of Texas (Texas domiciled wholly owned subsidiary of Enhance Financial Services Group Inc.)
Enhance C-BASS Residual Finance Corporation (Delaware domiciled wholly owned subsidiary of Commonwealth Mortgage Assurance Company of Texas)
Residual Interest Investments LP (Delaware domiciled subsidiary owned 99.2% by Commonwealth Mortgage Assurance Company of Texas and 0.8% by Enhance C-BASS Residual Finance Corporation)
Lottery Receivables Series 1998A Corporation (Delaware domiciled wholly owned subsidiary of Enhance Financial Services Group Inc.)
Radian Guaranty Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian Group Inc.)
Radian Mortgage Assurance Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian Guaranty Inc.)
Radian Asset Assurance Inc. (New York domiciled wholly owned subsidiary of Radian Guaranty Inc.)
Van-American Insurance Agency, Inc. (South Carolina domiciled wholly owned subsidiary of Radian Asset Assurance Inc.)
Radian Insurance Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian Guaranty Inc.)
Radian Mauritius Holdings Limited (Mauritius domiciled wholly owned subsidiary of Radian Insurance Inc.)
Radian Mortgage Insurance Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian Guaranty Inc.)
Radian Mortgage Services (Hong Kong) Ltd. (Hong Kong domiciled wholly owned subsidiary of Radian Guaranty Inc.)
Radian Services LLC (Delaware domiciled wholly owned subsidiary of Radian Guaranty Inc.)
Radian CPS I Inc. (Pennsylvania domiciled subsidiary owned 95.0% by Radian Group Inc. and 5.0% by Enhance Financial Services Group Inc.)
Radian CPS II Inc. (Pennsylvania domiciled subsidiary owned 95.0% by Radian Group Inc. and 5.0% by Enhance Financial Services Group Inc.)
Radian CPS I II Inc. (Pennsylvania domiciled subsidiary owned 95.0% by Radian Group Inc. and 5.0% by Enhance Financial Services Group Inc.)